AMENDED AND
                                    RESTATED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                      FUNDS



UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Small Cap Fund
UMB Scout WorldWide Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule A to the Transfer Agency Agreement dated April 1, 2005, and executed by and between UMB Scout Funds and UMB Fund Services, Inc., to be effective as of the 12th day of April, 2005.


UMB FUND SERVICES, INC.                     UMB SCOUT FUNDS



By:  /s/ Constance Dye Shannon                 By: /s/ Gary DiCenzo
     -------------------------                     -----------------------------

Title: Senior VP & General Counsel             Title: President
       ---------------------------                    --------------------------